                                                                    EXHIBIT 8(f)


June 2, 1994


Variable Insurance Products Fund II
Fidelity Distributors Corporation
82 Devonshire Street
Boston, Massachusetts 02109

RE:  Participation Agreement Amendment

Dears Sirs:

This Letter Agreement will serve to confirm our agreement to amend Schedule A to that certain Participation Agreement (the "Agreement") made and entered as of November 1, 1993, among Variable Insurance Products Fund II ("Fund"), Fidelity Distributors Corporation ("Fidelity") and National Home Life Assurance Company ("NHL") to allow for the offer and sale of the Fund's Fidelity Asset Manager Portfolio to the Marquee Subaccounts of NHL Separate Account V (the "Account"), which offers and sales shall be governed by terms of the Agreement.

In addition, this Letter Agreement will also confirm the parties' acknowledgement and consent to making the following additional investment companies available under the Marquee Subaccounts of the Account: (1) Dreyfus Variable Investment Fund; (2) T.R. Price International Series, Inc.; and (3) The Quest for Value Asset Builder Trust.

Sincerely,


/s/ Dale E. Cooper

Dale E. Cooper
Director, Retail Marketing

Agree to:

VARIABLE INSURANCE                              FIDELITY DISTRIBUTORS
PRODUCTS FUND II                                CORPORATION


By: /s/ J. Gary Burkhead                        By: /s/
   ----------------------------                    -----------------------------
Title: Senior Vice President                    Title: President
       ------------------------                        -------------------------
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                                   EXHIBIT A


                                  Schedule A
                                  ----------
                  Separate Accounts and Associates Contracts
                  ------------------------------------------

A.  Name of Separate Account or Designated         Contracts Funded
    Subaccount Thereof and the Date                By Personal Manager Subaccounts of
    Established by the Board of Directors          Separate Account V
    -------------------------------------          ------------------

    National Home Life Assurance Company           1933 Act. File No. 33-72838
    Separate Account V, Personal Manager
    Subaccounts (established
    February 14, 1992)

B.  Name of Separate Account or Designated         Contracts Funded
    Subaccount Thereof and the Date                By Marquee Subaccount of
    Established by the Board of Directors          Separate Account V
    -------------------------------------          ------------------

    National Home Life Assurance Company           1933 Act File No. 33-79502
    Separate Account V, Marquee
    Subaccounts (established
    February 14, 1992)